SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(d)
                  of the Securities Act of 1934



        Date of Report (Date of earliest event reported):

                   July 8, 1999 (July 2, 1999)



                   NORFOLK SOUTHERN RAILWAY COMPANY
      (exact name of registrant as specified in its charter)


                                 1-743
                                 1-3744
                                 1-4793
          Virginia               1-546-2         53-6002016
(State or other jurisdiction  (Commission       (IRS Employer
      of incorporation)       File Number)   Identification No.)


     Three Commercial Place, Norfolk, Virginia  23510-2191
     (Address of principal executive offices)


Registrant's telephone number, including area code (757) 629-2680


                            No Change
(Former name or former address, if changed since last report.)

Item 5.  Other Events.

On July 2, 1999, in connection with the integration of the Conrail properties allocated to Pennsylvania Lines LLC (PRR) and being operated by registrant under agreement with PRR, Norfolk Southern Corporation, the registrant's parent, announced that incentives -- more particularly described in the Bulletin and in the press release annexed hereto as, respectively, Exhibit 99.1 and Exhibit 99.2 -- are being made available to employees covered by collective bargaining agreements. The primary purposes of the incentives are to encourage all participating employees to "continue to concentrate on improving the quality of service to our customers, while maintaining our focus on safety."

The maximum incentive amount for which each of 30,000 potentially eligible participating employees will be able to qualify is $3,000 -- $600 for each of five specified periods. It is not possible to estimate reliably either (1) the total number of employees who actually will receive incentives or (2) the actual amount any one employee will receive, or, consequently, the aggregate amount that, at the conclusion of the last of the five specified periods, actually will be payable.

To the fullest extent possible, incentives are expected to be satisfied with new-issue Norfolk Southern common stock contributed (on the basis of the market price at the time) to the 401(k) accounts of the recipient employees. Some incentives may be satisfied in cash.

The expense of these incentives will be recorded in the third quarter and is in addition to expenses incurred in the second quarter for contractual service commitments, equipment rents, and increased labor costs that have been mentioned in Norfolk Southern Corporation's earlier announcements concerning the higher-than-anticipated expenses incurred in connection with the integration of Conrail properties.


Item 7(c).  Exhibits.

     No. 99.1 Copy of the "Bulletin" issued July 2, 1999, by Norfolk Southern Corporation, outlining certain incentives available to agreement employees between July 3, 1999, and early September 1999.

     No. 99.2 Copy of Norfolk Southern Corporation's press release issued July 7, 1999, announcing that certain incentives have been offered to agreement employees for service between
               July 3, 1999, and early September 1999.

     Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NORFOLK SOUTHERN RAILWAY COMPANY
                                        (Registrant)


                              By: /s/ Dezora M. Martin
                                 Dezora M. Martin
                                 Assistant Corporate Secretary
Date:  July 8, 1999

                          EXHIBIT INDEX


Exhibit
Number
System              Description

 99.1               Copy of the "Bulletin" issued July 2,
                    1999, by Norfolk Southern Corporation,
                    outlining certain incentives available
                    to agreement employees between July 3,
                    1999, and early September 1999.

 99.2               Copy of Norfolk Southern Corporation's
                    press release issued July 7, 1999,
                    announcing that certain incentives have
                    been offered to agreement employees for
                    service between July 3, 1999, and early
                    September 1999.